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                                                                 Exhibit 10(h)
                     INTER(bullet)ACT SYSTEMS, INCORPORATED

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement") dated as of the __ day of ____, 199_, by and between Inter(bullet)Act Systems, Incorporated, a North Carolina corporation (the "Company"), and _____________, a ________ of the Company (the "Optionee"):

                              W I T N E S S E T H:

         WHEREAS, the Company desires to compensate the Optionee for services rendered to the Company by granting to the Optionee a nonqualified stock option under the Inter(bullet)Act Systems, Incorporated Stock Compensation Plan (the "Plan"), a copy of which is attached hereto and incorporated by reference, and the Optionee desires to accept such option in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any portion of (____) shares of the Company's Common Stock (the "Common Stock") at an exercise price of ____ Dollars ($____) per share (the "Exercise Price"). This Option is a "Nonqualified Option" granted under Article III of the Plan and is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Term of Option. The Option shall terminate and be no longer exercisable after ten (10) years from the date hereof. Subject to the further limitations and restrictions as provided in the Plan and this Agreement, the Option shall be immediately exercisable and may be exercised from time to time in whole or in part; provided, however, that not less than 1,000 shares may be purchased at any one time pursuant to any exercise of this Option unless the number of shares purchased is the total number that may be purchased under this Option at that time or unless the Company shall otherwise consent. No fractional shares of Common Stock shall be issued upon any exercise of this Option.

         3. Transfer of Option. The Option is not transferable by the Optionee during the Optionee's lifetime but may be transferred only upon the death of the Optionee by will or by the laws of descent and distribution.

         4. Adjustments. The aggregate number of shares of Common Stock subject to the Option and the Option exercise price shall be appropriately and equitably adjusted to reflect any stock dividend, stock split, share combination or recapitalization occurring subsequent to the date hereof, as further described in Section 10 of Article I of the Plan.

         5. Method of Exercise. The Option shall be exercised by the tender of payment and delivery

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to the Company at its principal place of business of a written notice, at least five (5) days prior to the proposed date of exercise, which notice shall:

                (a) State the election to exercise the Option, the number of shares of Common Stock with respect to which the Option is being exercised, and the name, address, and social security number of the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered.

                (b) Contain any such representations and agreements as to Optionee's investment interest with respect to such shares of Common Stock as shall be satisfactory to the Board or Committee.

                (c) Be signed by the person entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

        Payment of the exercise price may be made in cash or by certified, cashiers or official bank check or, at the option of the Company, by personal check. Payment may also be made by surrendering shares of Common Stock (including any shares of Common Stock received upon a prior or simultaneous exercise of the Option) at the then fair market value of such shares, as determined in accordance with Section 7(b) of Article I of the Plan. Payment may also be made by combining cash or check and shares of Common Stock.

        After receipt of such notice in a form satisfactory to the Committee and the acceptance of payment, the Company shall deliver to the Optionee a certificate or certificates representing the shares purchased hereunder; provided, however, that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, the date of delivery of such shares shall be extended for the period necessary to take such action.

        6. Tax Withholding. The exercise of the Option granted hereunder is subject to the condition that, if the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, the Optionee will pay, or make arrangements to pay, to the Company an amount equal to such tax or liabilities that the Company is required to withhold as a result of the exercise of the Option. If for any reason such payment or arrangement to pay is not made, the Company shall be entitled to withhold, from other sums payable to the Optionee, the amount of such withholding and other liabilities.

        7. Adjustments. If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made, as provided in Section 10(a) of Article I of the Plan, in the number or kind

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of shares allocated to the unexercised portion of the Option and in the
Exercise Price thereof.

        8. Rights of a Shareholder. The Optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any shares covered by this Option unless this Option shall have been exercised and the Exercise Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment. Upon the exercise of the Option and the issuance of the certificate or certificates evidencing the shares of Common Stock received, except as otherwise provided herein, the Optionee shall have all the rights of a stockholder of the Company including the rights to receive all dividends or other distributions paid or made with respect to such shares.

        9. Compliance with Securities Laws. The Option granted hereunder and the shares issuable upon the exercise of the Option have not been registered under applicable federal and state securities laws and the Company has no obligation to undertake any such registrations. This Option may not be exercised unless the issuance and delivery of those shares of Common Stock pursuant to such exercise shall comply with all relevant of federal and state securities laws including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which such shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If required by the Board of Directors, the Optionee agrees to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule, or regulation.

        10. General Transfer Restrictions on Option Shares. The shares of Common Stock issuable upon exercise of this Option shall be subject to certain restrictions on transfer contained herein and in any shareholders' agreement among the Company and all its shareholders as may be in effect at the time of exercise of this Option. Except as otherwise expressly provided herein or without the prior written consent of the Company, the Optionee shall not sell, transfer, assign, convey, pledge, encumber or in any manner dispose of (all such acts hereinafter referred to as "transfer") the shares of Common Stock received upon the exercise of the Option, either voluntarily or involuntarily, unless as a condition to any such transfer, the transferee agrees in writing that he, his heirs, successors and assigns shall be subject to and bound by the provisions of this Agreement as if such transferee were the Optionee hereunder. Any purported transfer in violation of this Agreement shall be void and shall not transfer any interest or title to the purported transferee. The Company shall not be required to transfer on its books any shares of Common Stock sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of such shares, or to pay dividends to, any transferee to whom any of the shares of Common Stock shall have been transferred.

         11. Shareholders' Agreement. The Optionee understands and agrees that the shares of Common Stock issuable upon exercise of this Option shall also be subject to the restrictions on transfer and other provisions of the shareholders' agreement, if any, that may be in effect among the Company and

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all its shareholders as of the date of any exercise of this Option (the
"Shareholders' Agreement"). As a condition to the exercise of this Option, the Optionee agrees that he will become a party to the Shareholders' Agreement by executing a joinder agreement or other appropriate document.

         12. Legends. The certificate or certificates evidencing all or any of the shares of Common Stock issued upon exercise of this Option shall bear substantially the following legend:

        "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Company that such registration or qualification is not required.

        The shares evidenced by this certificate are also subject to certain restrictions on transfer and rights of the Company set forth in a Nonqualified Stock Option Agreement dated as of ____, 199__ by and between ______ and the Company, a copy of which is on file with the Company."

and shall also bear any legend required by the Shareholders' Agreement.

        13. Termination of Certain Rights and Obligations. The provisions of Sections 10 and 11 hereof shall terminate upon the consummation of the Company's sale of its Common Stock in a bona fide underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (or any equivalent successor form).

        14. Specific Performance. The Optionee agrees that in the event of any violation of this Agreement, an action may be commenced by the Company for any such preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction in the State of North Carolina or in any other court of competent jurisdiction. The Optionee hereby waives any objections on the grounds of improper jurisdiction or venue to the commencement of an action in the State of North Carolina and agrees that effective service of process may be made upon him by mail under the notice provisions contained in
Section 15 hereof.

        15. Construction. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to (i) the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution or (ii) the guardian or legal representative of the Optionee acting pursuant to a valid power of attorney or the decree of a court of competent jurisdiction, then the term "Optionee" shall be construed to include such estate, personal representative, beneficiary, guardian or legal representative.


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         16. Severability. The provisions of this Agreement shall be severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto.

         17. Successor and Assigns. The terms of this Agreement shall be binding upon and shall enure to the benefit of any successors or assigns of the Company and of the Optionee and of the Common Stock issued or issuable upon the exercise hereof.

        18. Notices. Notices under this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when forwarded by Federal Express, Airborne, or another private carrier which maintains records showing delivery information, (iii) when sent via facsimile but only if a written facsimile acknowledgement of receipt is received by the sending party, or (iv) when placed in the United States Mail and forwarded by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given.

        19. Modification. This Agreement is the entire agreement and understanding of the parties hereto with respect to the Option granted herein and supersedes any and all prior and contemporaneous negotiations, understandings and agreements with regard to the Option and the matters set forth herein, whether oral or written. No representation, inducement, agreement, promise or understanding altering, modifying, taking from or adding to the terms and conditions hereof shall have any force or effect unless the same is in writing and validity executed by the parties hereto.

         20. Governing Law. This Agreement shall be governed in accordance with the laws of the State of North Carolina.

         21. Multiple Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                    INTER(bullet)ACT SYSTEMS, INCORPORATED


ATTEST:                             By:
                                           President


         Secretary


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[Corporate Seal]


WITNESS:                                             OPTIONEE:



                                                           [SEAL]
Name:

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